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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Emerson Radio Corp. (Form S-8 No. 333-63515) pertaining to the Stock Compensation Program and 1994 Non-Employee Director Stock Option Plan, of our report dated June 30, 2003 with respect to the consolidated financial statements and schedules of Emerson Radio Corp. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended March 31, 2003, filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP
New York, New York
July 11, 2003